November 2014 Issuer Free Writing Prospectus Registration Statement No. 333-178960 Dated November 3, 2014 Filed Pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016

$•   Based on the Value of the shares of the Energy Select Sector SPDR® Fund

The Performance Leveraged Upside Securities (the “PLUSSM”) offer leveraged exposure to the shares of the Energy Select Sector SPDR® Fund (the “underlying equity”). The PLUSSM are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature which applies to a limited range of positive performance of the underlying equity. At maturity, if the closing price of the underlying equity on the valuation date (the “final price”) is less than the initial price, the investor is fully exposed to a loss of their initial investment that is proportionate to the decline in the closing price of the underlying equity from the pricing date to the valuation date (the “underlying return”). At maturity, if the underlying return is positive, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying equity, subject to the maximum payment at maturity. Accordingly, the PLUSSM do not guarantee any return of principal at maturity. The PLUSSM are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the PLUSSM are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the PLUSSM and you could lose some or all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying equity:	The Energy Select Sector SPDR® Fund (Bloomberg Ticker: “XLE UP”)
Aggregate principal amount:	$•
Stated principal amount:	$10 per PLUSSM
Issue price:	$10 per PLUSSM (see “Commissions and issue price” below), offered at a minimum investment of 100 PLUSSM (representing a $1,000 investment)
Denominations:	$10 per PLUSSM and integral multiples thereof
Interest:	None
Pricing date:	Approximately November 28, 2014, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Original issue date:	Approximately December 3, 2014 (3 business days after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Valuation date:	Approximately February 29, 2016 (15 months after the pricing date) subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Maturity date:	March 3, 2016 (3 business days after the valuation date) subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:	■ If the final price is greater than the initial price: $10 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.
■ If the final price is equal to the initial price: $10

■

If the final price is less than the initial price:
$10 + ($10 × underlying return)
This amount will be less than the stated principal amount of $10 and could be zero. There is no minimum payment at maturity on the PLUSSM. Investors may lose some or all of their initial investment.

Underlying return:	(final price - initial price) / initial price
Leveraged upside payment:	$10 × leverage factor × underlying return
Initial price:	The closing price of the underlying equity on the pricing date, as determined by the calculation agent.
Final price:	The closing price of the underlying equity on the valuation date, as determined by the calculation agent.
Leverage factor:	3.0
Maximum payment at maturity:	$11.95 (119.50% of the stated principal amount) per PLUSSM
CUSIP:	90274B758
ISIN:	US90274B7588
Listing:	The PLUSSM will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to Public(1)	Fees and Commissions(2)	Proceeds to Issuer
Per PLUSSM:	$10.00	$0.175(a) + $0.05(b) $0.225	$9.775
Total:	$•	$•	$•
(1)	The actual price to public and fees and commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of PLUSSM purchased by that investor, as described under “Syndicate information” below. The lowest price payable by an investor is $9.925 per PLUSSM.
(2)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $0.225 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.175 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.050 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management by the agent or its affiliates. See “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the PLUSSM as of the pricing date is expected to be between $9.195 and $9.595 for the PLUSSM based on the Value of the shares of the Energy Select Sector SPDR® Fund. The range of the estimated initial value of the PLUSSM was determined on the date of this free writing prospectus by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the PLUSSM, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 14 and 15 of this free writing prospectus.

Notice to investors: the PLUSSM are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the PLUSSM at maturity, and the PLUSSM can have the same downside market risk as the underlying equity. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the PLUSSM if you do not understand or are not comfortable with the significant risks involved in investing in the PLUSSM.

You should carefully consider the risks described under “Risk Factors” beginning on page 14 and under “Risk Factors” beginning on page PS-14 of the accompanying product supplement before purchasing any PLUSSM. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your PLUSSM. You may lose some or all of your initial investment in the PLUSSM.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these PLUSSM or passed upon the adequacy or accuracy of this free writing prospectus, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The PLUSSM are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

Additional Information about UBS and the PLUSSM

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the PLUSSM) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Product Supplement dated July 13, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000139340112000232/c318442_690752-424b2.htm

Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “PLUSSM” refers to the Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012 and references to the “accompanying product supplement” mean the UBS product supplement “Performance Leveraged Upside Securities”, dated July 13, 2012.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these PLUSSM in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the PLUSSM prior to their issuance. In the event of any changes to the terms of the PLUSSM, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

Investment Overview
Performance Leveraged Upside Securities

The PLUSSM Based on the Value of the shares of the Energy Select Sector SPDR® Fund due on or about March 3, 2016 can be used:

■	As an alternative to direct exposure to the underlying equity that enhances the return for a certain range of positive performance of the underlying equity; however, by investing in the PLUSSM, you will not be entitled to receive any dividends paid with respect to the underlying equity or the securities that constitute the underlying equity (the “underlying constituents”). You should carefully consider whether an investment that does not provide for dividends or periodic interest payments is appropriate for you.
■	To enhance returns and outperform the underlying equity in a moderately bullish scenario.
■	To achieve similar levels of upside exposure to the underlying equity as a direct investment while using fewer dollars by taking advantage of the leverage factor.

Maturity:	Approximately 15 months
Leverage factor:	3.0
Maximum payment at maturity:	$11.95 (119.50% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose all of their initial investment in the PLUSSM
Coupon:	None
Key Investment Rationale

Investors can use the PLUSSM to leverage returns by a factor of 3.0, up to the maximum payment at maturity.

Investors will not be entitled to receive any dividends paid with respect to the underlying constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUSSM.

Leveraged Performance	The PLUSSM offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying equity within a certain range of positive performance.

Upside Scenario	The underlying equity increases in value from the pricing date to the valuation date and, at maturity, the PLUSSM redeem for the stated principal amount of $10 plus $10 times 3.0 times the underlying return, up to the maximum payment at maturity.

Par Scenario	The final price is equal to the initial price. In this case, you receive the full stated principal amount at maturity.

Downside Scenario	The final price is less than the initial price and, at maturity, the PLUSSM redeem for less than the stated principal amount, if anything, resulting in a loss of an investors initial investment proportionate to the underlying return. (Example: if the underlying return is -35%, the PLUSSM will redeem for $6.50, or 65% of the stated principal amount.)

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

Investor Suitability

The PLUSSM may be suitable for you if:

■	You fully understand the risks inherent in an investment in the PLUSSM, including the risk of loss of all of your initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has the same downside market risk as an investment in the underlying equity or the underlying constituents.
■	You believe the final price of the underlying equity is not likely to be less than the initial price and, if it is, you can tolerate receiving a payment at maturity that will be less than your principal amount and may be zero.
■	You believe that the underlying return will be positive, and when multiplied by the leverage factor, is unlikely to exceed an amount equal to the maximum payment at maturity indicated on the cover hereof.
■	You can tolerate fluctuations in the price of the PLUSSM prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.
■	You do not seek current income from your investment and are willing to forego dividends paid on the underlying equity and any underlying constituents.
■	You seek an investment with exposure to companies whose business is associated with the energy sector.
■	You are willing and able to hold the PLUSSM to maturity, a term of approximately 15 months, and accept that there may be little or no secondary market for the PLUSSM.
■	You are willing to assume the credit risk of UBS for all payments under the PLUSSM, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
■	You understand that the estimated initial value of the PLUSSM determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the PLUSSM, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The PLUSSM may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the PLUSSM, including the risk of loss of all of your initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You are not willing to make an investment that has the same downside market risk as an investment in the underlying equity or the underlying constituents.
■	You believe the final price of the underlying equity is likely to be less than the initial price, which could result in a total loss of some or all of your initial investment.
■	You do not believe that the underlying return will be positive, or you believe that the underlying return will be positive and, when multiplied by the leverage factor, is likely to exceed an amount equal to the maximum payment at maturity indicated on the cover hereof.
■	You cannot tolerate fluctuations in the price of the PLUSSM prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.
■	You seek current income from this investment or prefer to receive the dividends paid on the underlying equity and underlying constituents.
■	You do not seek an investment with exposure to companies whose business is associated with the energy sector.
■	You are unable or unwilling to hold the PLUSSM to maturity, a term of approximately 15 months, and seek an investment for which there will be an active secondary market.
■	You are not willing to assume the credit risk of UBS for all payments under the PLUSSM, including any repayment of principal.

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

Fact Sheet

The PLUSSM offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement and accompanying prospectus, as supplemented or modified by this free writing prospectus. At maturity, an investor will receive for each PLUSSM that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the final price of the underlying equity. The PLUSSM do not guarantee any return of principal at maturity. All payments on the PLUSSM are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the PLUSSM and you could lose some or all of your initial investment.

Expected Key Dates:
Pricing Date:	Original Issue Date (settlement date):	Valuation Date	Maturity Date:
Approximately November 28, 2014	Approximately December 3, 2014 (3 business days after the pricing date)	Approximately February 29, 2016 (15 months after the pricing date)	Approximately March 3, 2016 (3 business days after the valuation date)

Key Terms:
Issuer:	UBS AG, London Branch
Underlying equity:	The Energy Select Sector SPDR® Fund (Bloomberg Ticker: “XLE” UP)
Aggregate principal amount:	$•
Stated principal amount:	$10 per PLUSSM
Issue price:	$10 per PLUSSM (see “Commissions and issue price” on the cover hereof), offered at a minimum investment of 100 PLUSSM (representing a $1,000 investment)
Denominations:	$10 per PLUSSM and integral multiples thereof
Interest:	None
Payment at maturity:	■ If the final price is greater than the initial price: $10 + leveraged upside payment. In no event will the payment at maturity be greater than the maximum payment at maturity.
■ If the final price is equal to the initial price: $10

■

If the final price is less than the initial price:
$10 + ($10 × underlying return)
This amount will be less than the stated principal amount of $10 and could be zero. There is no minimum payment at maturity on the PLUSSM. Investors may lose some or all of their initial investment.

Underlying return:	(final price - initial price) / initial price
Leveraged upside payment:	$10 × leverage factor × underlying return
Initial price:	The closing price of the underlying equity on the pricing date, as determined by the calculation agent.
Final price:	The closing price of the underlying equity on the valuation date, as determined by the calculation agent.
Leverage factor:	3.0
Maximum payment at maturity:	$11.95 (119.50% of the stated principal amount) per PLUSSM
Risk factors:	Please see “Risk Factors” beginning on page 14.

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

General Information
Listing:	The PLUSSM will not be listed on any securities exchange.
CUSIP:	90274B758
ISIN:	US90274B7588
Tax considerations:	The United States federal income tax consequences of your investment in the PLUSSM are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.
There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the PLUSSM. Pursuant to the terms of the PLUSSM, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your PLUSSM as a pre-paid derivative contract with respect to the underlying equity. If your PLUSSM are so treated, you should generally recognize gain or loss upon the sale or maturity of your PLUSSM in an amount equal to the difference between the amount you receive at such time and the amount you paid for your PLUSSM. Subject to the “constructive ownership” rules discussed below, such gain or loss should generally be long-term capital gain or loss if you have held the PLUSSM for more than one year (otherwise, such gain or loss would be short-term capital gain or loss).
Because the PLUSSM are linked to the shares of an exchange-traded fund, there is a risk that an investment in the PLUSSM could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in certain “pass-thru entities” (including regulated investment companies such as ETFs, real estate investment trusts and passive foreign investment companies). Under the “constructive ownership” rules, if an investment in the PLUSSM is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Supplemental U.S. Tax Consideration” on page PS-46 of the accompanying product supplement) in respect of a PLUSSM would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain”(as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the PLUSSM (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the PLUSSM).
It is not clear how the “net underlying long-term capital gain” is determined with respect to the PLUSSM. Under Section 1260 of the Code, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying “pass-thru entity” at the inception of the constructive ownership transaction and selling on the date the constructive ownership transaction is closed out (i.e. at maturity or earlier disposition). It is possible that because the U.S. holder does not share in distributions made on the underlying equity, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying equity directly and that the application of constructive ownership rules may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the PLUSSM. However, it is also possible that all or a portion of your gain with respect to the PLUSSM could be treated as “Excess Gain” where, as is the case here, the underlying equity is an ETF, the “net underlying long-term capital gain” could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the PLUSSM the holder had invested the stated principal amount of the PLUSSM in shares of the underlying equity and sold those shares for their fair market value on the date the PLUSSM are sold, exchanged or retired. Thus, if such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a PLUSSM would be recharacterized as ordinary income. Accordingly, U.S. holders are urged to consult their tax advisors regarding the potential application of the “constructive ownership” rules.

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your PLUSSM in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the PLUSSM, it is possible that your PLUSSM could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction”), such that the timing and character of your income from the PLUSSM could differ materially from the treatment described above, as discussed further under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-46 of the accompanying product supplement. If the Internal Revenue Service (“IRS”) were successful in asserting an alternative treatment of the PLUSSM, the timing and character of income on your PLUSSM could differ materially from our description herein. The risk that the PLUSSM may be recharacterized for the United States federal income tax purposes as instruments treated as a single-contingent debt instrument or otherwise giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year) is higher than with other equity-linked securities that do not guarantee full repayment of principal.
Also, the IRS, for example, might assert that the PLUSSM should be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash).
In 2007, the IRS released a notice that may affect the taxation of holders of the PLUSSM. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the PLUSSM should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the PLUSSM will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your PLUSSM for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the accompanying product supplement, unless and until such time as the Treasury Department and the IRS determine that some other treatment is more appropriate.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the PLUSSM, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.
Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the PLUSSM.
Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your PLUSSM or to generally applicable information reporting and backup withholding requirements with respect to payments on your PLUSSM if you comply with certain certification and identification requirements as to your foreign status (by providing us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. Gain from the sale or exchange of a PLUSSM or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including shares of the underlying equity and the underlying constituents), may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the securities on or after January 1, 2016 that are treated as dividend equivalents for securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying indices. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the PLUSSM.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.
Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their PLUSSM through a foreign entity) under the FATCA rules.
Proposed Legislation
The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the PLUSSM to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.
Prospective purchasers of the PLUSSM are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the PLUSSM arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the PLUSSM for the purposes we describe in the accompanying product supplement under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the PLUSSM as described below.
In connection with the sale of the PLUSSM, we or our affiliates may enter into hedging transactions involving the execution of swaps, futures and option transactions or purchases and sales of PLUSSM before, on and after the pricing date of the PLUSSM. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 14 of this document for a discussion of these adverse effects.
Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the PLUSSM specified on the front cover of this document at the price to public less a fee of $0.225 per $10.00 stated principal amount of the PLUSSM. UBS Securities LLC will agree to resell all of the PLUSSM to Morgan Stanley Smith Barney LLC (also known as “Morgan Stanley Wealth Management”) with a discount reflecting a fixed sales commission of $0.225 per $10.00 stated principal amount of PLUSSM that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any PLUSSM after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the PLUSSM and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
UBS Securities LLC and its affiliates may offer to buy or sell the PLUSSM in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the PLUSSM at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the PLUSSM immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the PLUSSM as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the PLUSSM and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the PLUSSM, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 14 and 15 of this free writing prospectus.

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

Syndicate information:	The actual price to public and fees and commissions per PLUSSM may be reduced for volume purchase depending on the aggregate amount of PLUSSM purchased by a particular investor according to the following chart. Sales commissions received by financial advisors will be subject to commensurate reduction.
	Syndicate Information
	Aggregate Stated Principal Amount of PLUSSM for Any Single Investor	Price to Public per PLUSSM	Total Fees and Commissions per PLUSSM	Sales Commission per PLUSSM	Structuring Fee per PLUSSM
	< $1MM	$10.0000	$0.2250	$0.1750	$0.0500
	≥ $1MM and < $3MM	$9.9625	$0.1875	$0.1458	$0.0417
	≥ $3MM and < $5MM	$9.9438	$0.1688	$0.1313	$0.0375
	≥ $5MM	$9.9250	$0.1500	$0.1167	$0.0333
	Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the PLUSSM distributed by such dealers.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the PLUSSM distributed by such dealers.

This free writing prospectus represents a summary of the terms and conditions of the PLUSSM. We encourage you to read the accompanying product supplement and prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

How the PLUSSM Work
Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUSSM for a range of hypothetical percentage changes in the closing value of the underlying equity.

Investors will not be entitled to receive any dividends paid with respect to the underlying constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUSSM.

The graph is based on the following terms:

Stated principal amount:	$10 per PLUSSM
Leverage factor:	3.0
Hypothetical maximum payment at maturity:	$11.95 (119.50% of the stated principal amount) per PLUSSM

PLUSSM Payoff Diagram

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

How it works
■	Upside Scenario. If the final price is greater than the initial price, investors will receive the $10 stated principal amount plus 3.0 times the appreciation of the underlying equity over the term of the PLUSSM, subject to the maximum payment at maturity. Under the hypothetical terms of the PLUSSM, an investor would realize the maximum payment at maturity at a final price of 106.50% of the initial price.
■	If the final price has appreciated from the initial price by 2%, investors will receive a 6.0% return, or $10.60 per PLUSSM.
■	If the final price has appreciated from the initial price by 30%, investors will receive only the hypothetical maximum payment at maturity of $11.95 per PLUSSM.
■	Par Scenario. If the final price is equal to the initial price, investors will receive an amount equal to the $10 stated principal amount.
■	Downside Scenario. If the final price is less than the initial price, investors will be exposed to the underlying return. Specifically, investors will lose 1% of the stated principal amount for each 1% decline in the underlying equity.
■	If the underlying equity depreciates 35%, investors would lose 35% of the stated principal amount and receive only $6.50 per PLUSSM at maturity, or 65% of the stated principal amount. There is no minimum payment at maturity on the PLUSSM and investors may lose some or all of their initial investment.

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUSSM that they hold an amount in cash based upon the final price of the underlying equity, as determined as follows:

If the final price is greater than the initial price:

$10 + leveraged upside payment, subject to the maximum payment at maturity

Leveraged Upside Payment
Principal	Principal	Leverage Factor	Underlying return
$10 +	[$10 ×	3.0 ×	(	final price - initial price initial price	)]

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the final price is equal to the initial price:

the stated principal amount of $10

If the final price is less than the initial price:

$10 + ($10 × underlying return)

Principal	Principal		Underlying return
$10 +	[$10 ×	(	final price - initial price initial price	)]

Accordingly, if the final price is less than the initial price, UBS will pay you less than the stated principal amount, if anything, resulting in a loss on your investment that is proportionate to the underlying return. You may lose some or all of your initial investment.

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUSSM. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the PLUSSM.

■	The PLUSSM do not pay interest or guarantee return of principal and your investment in the PLUSSM may result in a loss — The terms of the PLUSSM differ from those of ordinary debt securities in that the PLUSSM do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the final price is less than the initial price, you will lose some or all of your investment in the PLUSSM in an amount proportionate to the underlying return. There is no minimum payment at maturity on the PLUSSM, and, accordingly, you could lose some or all of your initial investment.
■	The leverage factor applies only if you hold the PLUSSM to maturity — You should be willing to hold your PLUSSM to maturity. If you are able to sell your PLUSSM prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than 3.0 times the performance of the underlying equity even if such performance is positive and does not exceed the maximum payment. You can receive the full benefit of the leverage factor and earn the potential maximum payment at maturity from UBS only if you hold the PLUSSM to maturity.
■	Your potential return on the PLUSSM is limited to the maximum payment at maturity — The return potential of the PLUSSM is limited to the maximum payment at maturity of $11.95. Therefore, you will not benefit from any positive performance in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum payment at maturity and your return on the PLUSSM may be less than it would be in a hypothetical direct investment in the underlying equity or the underlying constituents.
■	The PLUSSM are subject to the credit risk of UBS AG, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the PLUSSM — Investors are dependent on UBS AG’s ability to pay all amounts due on the PLUSSM, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the PLUSSM. If we were to default on our payment obligations, you may not receive any amounts owed to you under the PLUSSM and you could lose some or all of your initial investment.
■	Market risk — The return on the PLUSSM is directly linked to the performance of the underlying equity and indirectly linked to the performance of the underlying constituents. The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity or the underlying constituents. These factors may include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically by the underlying equity with the SEC. You may lose some or all of your initial investment if the underlying return is negative.
■	Fair value considerations.
■	The issue price you pay for the PLUSSM will exceed their estimated initial value — The issue price you pay for the PLUSSM will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the PLUSSM by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the PLUSSM incorporate certain variables, including the price and volatility of the underlying equity and underlying constituents, expected dividends on the underlying equity and the underlying constituents, if applicable, prevailing interest rates, the term of the PLUSSM and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the PLUSSM to you. Due to these factors, the estimated initial value of the PLUSSM as of the pricing date will be less than the issue price you pay for the PLUSSM.
■	The estimated initial value is a theoretical price; the actual price that you may be able to sell your PLUSSM in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value — The value of your PLUSSM at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the PLUSSM in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the PLUSSM determined by reference to our internal pricing models. The estimated initial value of the PLUSSM does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your PLUSSM in any secondary market at any time.
■	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the PLUSSM as of the pricing date — We may determine the economic terms of the PLUSSM, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the PLUSSM cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the PLUSSM as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the PLUSSM.

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

■	Limited or no secondary market and secondary market price considerations.
■	There may be little or no secondary market for the PLUSSM — The PLUSSM will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the PLUSSM will develop. UBS Securities LLC and its affiliates may make a market in each offering of the PLUSSM, although they are not required to do so and may stop making a market at any time. If you are able to sell your PLUSSM prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the PLUSSM does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your PLUSSM in any secondary market at any time.
■	The price at which UBS Securities LLC and its affiliates may offer to buy the PLUSSM in the secondary market (if any) may be greater than UBS’ valuation of the PLUSSM at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the PLUSSM, UBS Securities LLC or its affiliates may offer to buy or sell such PLUSSM at a price that exceeds (i) our valuation of the PLUSSM at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such PLUSSM following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the PLUSSM, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the PLUSSM. As described above, UBS Securities LLC and its affiliates are not required to make a market for the PLUSSM and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
■	Price of the PLUSSM prior to maturity — The market price of the PLUSSM will be influenced by many unpredictable and interrelated factors including the price of the underlying equity and underlying constituents; the volatility of the underlying equity and underlying constituents; the dividend rate paid on the underlying equity and underlying constituents, if applicable; the time remaining to maturity of the PLUSSM; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the current bid-ask spread for the PLUSSM.
■	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the PLUSSM in any secondary market.
■	Owning the PLUSSM is not the same as owning the underlying equity or the underlying constituents — The return on the PLUSSM may not reflect the return you would realize if you actually owned the underlying constituents. For instance, the return on the PLUSSM is capped due to the maximum payment at maturity, while a direct investment in the underlying equity or the underlying constituents would offer the opportunity for an uncapped return. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the PLUSSM, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the PLUSSM. In addition, as an owner of the PLUSSM, you will not have voting rights or any other rights that a holder of the underlying equity or the underlying constituents may have.
■	No assurance that the investment view implicit in the PLUSSM will be successful — It is impossible to predict whether and the extent to which the value of the underlying equity will rise or fall. There can be no assurance that the final price will be equal to or greater than the initial price. The final price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the underlying equity and the underlying constituents. You should be willing to accept the risk of losing some or all of your initial investment.
■	The value of the underlying equity may not completely track the value of the underlying constituents in which such exchange traded fund invests — Although the trading characteristics and valuations of the underlying equity will usually mirror the characteristics and valuations of the underlying constituents in which such exchange traded fund invests, its value may not completely track the value of such underlying constituents. The value of the underlying equity will reflect transaction costs and fees that the underlying constituents in which the underlying equity invests do not have. In addition, although the underlying equity may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying equity or that there will be liquidity in the trading market.

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

■	Fluctuation of NAV — The net asset value (the “NAV”) of the underlying equity may fluctuate with changes in the market value of its securities holdings. The market price of the underlying equity may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying equity may differ from its NAV per share; the underlying equity may trade at, above or below its NAV per share.
■	Failure of the underlying equity to track the level of its underlying index — While the underlying equity is designed and intended to track the level of the Energy Select Sector Index (the “underlying index”), various factors, including fees and other transaction costs, will prevent the underlying equity from correlating exactly with changes in the level of its underlying index. Accordingly, the performance of the underlying equity will not be equal to the performance of its underlying index during the term of the PLUSSM.
■	The PLUSSM are subject to risks associated with the energy sector — The underlying equity seeks to track the performance of the underlying index, which is comprised of the stocks of companies representing the energy sector of the S&P 500® Index. All or substantially all of the equity securities tracked by the underlying equity are issued by companies whose primary lines of business are directly associated with the energy sector. The profitability and stock prices of energy sector companies are affected by supply and demand both in their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending will likewise affect the performance of energy companies. In addition, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to energy conservation and the success of exploration projects. Weak demand for energy companies’ products or services or for energy products and services in general, as well as negative developments in other areas, would adversely impact the shares of companies held by the underlying equity. As a result of these factors, the value of the PLUSSM linked to the underlying equity may be subject to greater volatility and be more adversely affected by economic, political, or regulatory events relating to the energy sector.
■	The underlying equity utilizes a passive indexing investment approach — The underlying equity is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying equity, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of the underlying index by investing in a portfolio of stocks that generally replicate such index. Therefore, unless a specific stock is removed from that index, the underlying equity generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, the underlying equity is subject to the risk that the investment strategy of the underlying equity’s investment adviser may not produce the intended results.
■	We may engage in business with or involving the issuer of the underlying equity or any issuer of an underlying constituent (an “underlying constituent issuer”) without regard to your interests — We and our affiliates may currently or from time to time in the future engage in business with the issuer of the underlying equity or any underlying constituent issuer without regard to your interests and thus may acquire nonpublic information about the underlying equity or an underlying constituent. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying equity or an underlying constituent, which may or may not recommend that investors buy or hold the underlying equity or an underlying constituent.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors — We and our affiliates play a variety of roles in connection with the issuance of the PLUSSM, including acting as calculation agent and hedging our obligations under the PLUSSM. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUSSM. The calculation agent will determine the final price and the payment at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity. As UBS determines the economic terms of the PLUSSM, including the maximum payment and leverage factor, and such terms include hedging costs, issuance costs and projected profits, the PLUSSM represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your PLUSSM in the secondary market.
■	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the PLUSSM — One or more of our affiliates have hedged our obligations under the PLUSSM and will carry out hedging activities related to the PLUSSM (and other instruments linked to the underlying equity or the underlying constituents), including trading in the underlying constituents, swaps, futures and options contracts on the underlying equity and the underlying constituents as well as in other instruments related to these assets. Our affiliates also trade in the underlying constituents and other financial instruments related to the underlying equity and the underlying constituents on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have potentially increased the initial price and, as a result, could have increased the value at which the underlying equity must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUSSM. Additionally, such hedging or trading activities during the term of the PLUSSM, including on the valuation date, could adversely affect the value of the underlying equity on the valuation date and, accordingly, the amount of cash, if any, an investor will receive at maturity.
■	Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the PLUSSM — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provi

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund sions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the PLUSSM, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the PLUSSM. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the PLUSSM and/or the ability of UBS to make payments thereunder.
■	Uncertain tax treatment — Significant aspects of the tax treatment of the PLUSSM are uncertain. You should read carefully the section entitled “Tax considerations” on page 6 herein and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the accompanying product supplement and consult your tax advisor about your tax situation.

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

Energy Select Sector SPDR® Fund Overview

We have derived all information contained herein regarding The Energy Select Sector SPDR® Fund (the “XLE Fund”) from publicly available information. Such information reflects the policies of, and is subject to changes by, SSgA Funds Management, Inc. the investment adviser of XLE Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLE Fund.

The XLE Fund is one of nine separate investment portfolios (each, a “Select Sector SPDR Fund”) that constitute The Select Sector SPDR® Trust. Each Select Sector SPDR Fund is an “index fund” that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the S&P 500® Index (“S&P 500”). The nine Select Sector Indices upon which the Select Sector Funds are based together comprise all of the companies in the S&P 500. The XLE Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index.

In seeking to track the performance of the Energy Select Sector Index, the XLE Fund employs a replication strategy, which means that the XLE Fund typically invests in substantially all of the securities represented in the Energy Select Sector Index in approximately the same proportions as the Energy Select Sector Index. Under normal market conditions, the XLE Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the Energy Select Sector Index.

The Energy Select Sector Index includes companies from the following industries: oil, gas & consumable fuels; and energy equipment & services. The Energy Select Sector Index is one of nine Select Sector Indices developed and maintained in accordance with the following criteria: (1) each of the component securities in a Select Sector Index is a constituent company of the S&P 500 Index; (2) each stock in the S&P 500 Index is allocated to one and only one of the Select Sector Indices; and (3) each Select Sector Index is calculated by Standard & Poor’s using a modified “market capitalization” methodology.

As of September 30, 2014, ordinary operating expenses of the XLE Fund are expected accrue at an annual rate of 0.16% of the XLE Fund’s average daily net asset value. Expenses of the XLE Fund reduce the net value of the assets held by the XLE Fund and, therefore, reduce the value of each share of the XLE Fund. As of June 30, 2014, the Energy SPDR Fund’s five largest company holdings include: Exxon Mobil Corporation (15.21%), Chevron Corporation (13.00%), Schlumberger Ltd. (7.73%), ConocoPhillips (3.91%) and EOG Resources Inc. (3.71%).

In making your investment decision you should review the prospectus related to the XLE Fund, dated January 31, 2014, filed by The Select Sector SPDR® Trust (“the XLE Fund Prospectus”) available at:

http://www.sec.gov/Archives/edgar/data/1064641/000119312514024514/d653351d485bpos.htm

In addition, the XLE Fund Prospectus is available on XLE Fund’s website as indicated below. In making your investment decision you should pay particular attention to the sections of the XLE Fund Prospectus entitled “Principal Risks of Investing in the Fund” and “Additional Risk Information.” UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLE Fund Prospectus, and such information is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus.

The XLE Fund’s website is https://www.spdrs.com/product/fund.seam?ticker=XLE. Shares of the XLE Fund are listed on the NYSE Arca under ticker symbol “XLE.”

Information filed by The Select Sector SPDR® Trust with the SEC under the Securities Act of 1933, the Investment Company Act of 1940 and/or the Securities Exchange Act of 1934, as applicable, can be found by reference to its SEC file number: 333-57791 and 811-08837.

Information as of market close on October 28, 2014:

Bloomberg Ticker Symbol:	XLE UP <Equity>
Current Equity Closing Price:	$85.71
Closing Price 52 Weeks ago (on October 28, 2013):	$86.64
52 Week High Closing Price (on June 23, 2014):	$101.29
52 Week Low Closing Price (on October 14, 2014):	$79.95

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

Historical Information

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the underlying equity for the period from January 4, 2010 through October 28, 2014. The closing price of the underlying equity on October 28, 2014 was $85.71. The associated graph shows the closing prices for the underlying equity for each day from January 3, 2003 to October 28, 2014. We obtained the information in the table and graph from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying equity at any time, including the valuation date.

Energy Select Sector SPDR® Fund	High	Low	Period End
2010
First Quarter	$60.30	$53.74	$57.52
Second Quarter	$62.07	$49.68	$49.68
Third Quarter	$56.31	$49.38	$56.06
Fourth Quarter	$68.25	$56.11	$68.25
2011
First Quarter	$80.01	$67.78	$79.81
Second Quarter	$80.44	$70.99	$75.35
Third Quarter	$79.79	$58.59	$58.59
Fourth Quarter	$73.04	$56.55	$69.13
2012
First Quarter	$76.29	$69.46	$71.73
Second Quarter	$72.42	$62.00	$66.37
Third Quarter	$76.57	$64.96	$73.48
Fourth Quarter	$74.94	$68.59	$71.44
2013
First Quarter	$79.99	$72.86	$79.32
Second Quarter	$83.28	$74.09	$78.36
Third Quarter	$85.30	$78.83	$82.88
Fourth Quarter	$88.51	$81.87	$88.51
2014
First Quarter	$89.06	$81.89	$89.06
Second Quarter	$101.29	$88.45	$100.10
Third Quarter	$100.58	$90.62	$90.62
Fourth Quarter (through October 28, 2014)	$88.77	$79.95	$85.71

November 2014

Performance Leveraged Upside Securities (PLUSSM) due on or about March 3, 2016
$• Based on the Value of the shares of the Energy Select Sector SPDR® Fund

Energy Select Sector SPDR® Fund — Daily Closing Prices January 3, 2003 to October 28, 2014

November 2014